Exhibit 99.3

Enjoy Technology Debuts on Nasdaq Stock Exchange Under Ticker “ENJY”

Following Completion of Business Combination with Marquee Raine Acquisition Corp.

Enjoy Raised More Than $250 Million Gross in Growth Capital to Accelerate Strategy to Reinvent “Commerce at Home” and Fuel Continued Expansion with Key Partners

Enjoy to Ring the Nasdaq Opening Bell Today, October 18, 2021, at 9:30 a.m. ET

Palo Alto, CA – October 18, 2021 – Enjoy Technology, Inc. (“Enjoy” or the “Company”) (NASDAQ: ENJY), a technology-powered service platform reinventing “Commerce at Home,” today announced that shares of its common stock will begin trading on the Nasdaq stock exchange today under the ticker symbol “ENJY” following the completion of its business combination with Marquee Raine Acquisition Corp. (“Marquee Raine”). The combined company is now operating as Enjoy Technology, Inc. and will continue to be led by CEO and Founder Ron Johnson. Enjoy raised more than $250 million gross in growth capital over the course of the transaction to accelerate the Company’s growth and expansion plan.

“Becoming a public company is an incredible achievement in Enjoy’s vision to reinvent ‘Commerce at Home,’” said Ron Johnson, CEO and Founder of Enjoy. “We are pioneering the next disruptive channel in retail and helping our partners reimagine their last mile. With the growth capital from our combination with Marquee Raine, Enjoy will open more mobile stores, deepen our relationships with our partners and expand with new services. I am proud of all the Enjoy team has accomplished and thrilled about the growth opportunities ahead for Enjoy.”

As Enjoy expects the retail market to accelerate its shift toward “Commerce at Home,” Enjoy continues to see increasing demand for its fast, convenient and personalized retail experiences and services. This quarter, Enjoy is launching its complete Smart Last MileTM solution in North America, a transformational service expansion that increases Enjoy’s inventory access in time for the 2021 holiday season. In response to requests from its key partners, Enjoy plans to expand to serve a total of approximately 100 North American markets and about 235 million addressable customers globally by the end of 2022.

Enjoy will ring the Nasdaq opening bell at 9:30 a.m. ET today, October 18, 2021. The opening bell ceremony will be broadcast live on Nasdaq’s website.

About Enjoy Technology

Enjoy Technology is a technology-powered platform reinventing “Commerce at Home” to bring the best of the store directly to the customer. Enjoy has formed multi-year commercial relationships with some of the world’s leading consumer brands to bring the products, services and subscriptions their customers love through the door directly in the comfort and convenience of their homes. Co-founded by Apple retail strategist, Ron Johnson, Enjoy has pioneered a new retail experience that we believe can do everything a traditional retail experience offers, but better, through its Mobile Stores. Enjoy currently operates in the United States, Canada and the United Kingdom. Headquartered in Palo Alto, CA, Enjoy is leading the reinvention of “Commerce at Home.” To learn more about Enjoy, please visit: www.enjoy.com/.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this release, including statements regarding Enjoy’s future operating results and financial position, business strategy and plans, objectives of management for future operations are forward-looking statements. These statements are based on Enjoy’s current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause Enjoy’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Enjoy’s business, the economy and other future conditions.

In some cases, you can identify forward-looking statements by terms such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative of these terms or other similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, without limitation, those factors described in the Company’s filings with the Securities and Exchange Commission.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for Enjoy’s to predict those events or how they may affect Enjoy. If a change to the events and circumstances reflected in Enjoy’s forward-looking statements occurs, Enjoy’s business, financial condition and operating results may vary materially from those expressed in Enjoy’s forward-looking statements. If a change to the events and circumstances reflected in Enjoy’s forward-looking statements occurs, Enjoy’s business, financial condition and operating results may vary materially from those expressed in Enjoy’s forward-looking statements. Except as required by applicable law, Enjoy does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Contacts:

For Enjoy Technology:

Media

Abernathy MacGregor

Tom Johnson and Dan Scorpio

tbj@abmac.com / dps@abmac.com

917-747-6990 / 646-899-8118

Investors

Abernathy MacGregor

Sheila Ennis and Sarah Knakmuhs

sbe@abmac.com / sfk@abmac.com

510-604-8027 / 202-913-4802

For Marquee Raine Acquisition Corp.:

Culloton + Bauer Luce and ASC Advisors

Dennis Culloton and Mary Beth Grover

dc@cullotonbauerluce.com / mbgrover@ascadvisors.com

312-228-4780 / 203-992-1230